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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2025

JACK IN THE BOX INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-9390	95-2698708
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9357 Spectrum Center Blvd, San Diego, CA 92123
(Address of principal executive offices) (Zip Code)

(858) 571-2121
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	JACK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Chief Executive Officer and Director

On March 31, 2025, the Board of Directors (the “Board”) of Jack in the Box Inc. (the “Company”) appointed Mr. Lance Tucker to serve as the Company’s Chief Executive Officer and as a member of the Board, effective immediately.

Mr. Tucker, age 56, has served as the Company’s interim principal executive officer since February 24, 2025. He started as the Company’s Executive Vice President, Chief Financial Officer on January 13, 2025. Mr. Tucker previously served in that same role as the Company’s Executive Vice President, Chief Financial Officer from March 2018 to September 2020. Most recently before joining the Company, he served as the Chief Financial Officer of Davidson Hotel Company LLC (Atlanta, GA) (“Davidson Hospitality Group”), an award-winning, full-service hospitality management company overseeing hotels, restaurants, dining and entertainment venues across the United States since January 2022. Prior to that, from September 2020 until January 2022, he was the Chief Financial Officer of CKE Restaurants Holdings, Inc. (Franklin, TN), an American fast food company and the parent organization for the Carl’s Jr. and Hardee’s brands, where he was responsible for all finance and accounting and helped drive the company’s full business transformation process. Prior to joining the Company in March 2018, Mr. Tucker held several senior leadership positions at Papa John’s International, Inc. (Atlanta, GA) (“Papa John’s”). From February 2011 to February 2018, he served as Senior Vice President, Chief Financial Officer and Treasurer and added Chief Administrative Officer in February 2012. From June 2010 to February 2011, he was Chief of Staff and Senior Vice President, Strategic Planning for Papa John’s. Prior to that, he served as its Chief of Staff and Vice President, Strategic Planning from June 2009 to June 2010. Prior to joining Papa John’s, Mr. Tucker served as the Chief Financial Officer of Evergreen Real Estate Services, LLC (Chicago, IL), from 2003 to 2009; and held leadership positions with several finance companies from 1999 to 2003. Previously, from 1994 to 1999, he served as the Director of Finance for Papa John’s International, Inc. Overall, Mr. Tucker has more than 20 years of corporate finance experience. He graduated from Transylvania University with a Bachelor of Arts in Accounting.

In connection with his appointment as the Company’s Chief Executive Officer, effective immediately, Mr. Tucker’s annual base salary will increase from $900,000 to $925,000. Additionally, his target incentive potential under the Company’s annual Performance Incentive Plan will increase from 75% to 115% of base salary, and his annual long term incentive award LTI value will increase from $1,000,000 to $4,000,000. Mr. Tucker will also receive a one-time cash payment of $500,000 for relocation assistance and housing expenses, which amount is repayable to the Company should he voluntarily leave the Company within twelve months.

There are no arrangements or understandings with any other person pursuant to which Mr. Tucker was appointed as the Company’s Chief Executive Officer or to the Board, and there are no family relationships between Mr. Tucker and any director or executive officer of the Company. Additionally, there are no transactions between Mr. Tucker and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Dawn Hooper will continue to serve as Company’s interim principal financial officer until such time as the Board identifies a permanent Chief Financial Officer.

On March 31, 2025, the Company issued a press release announcing Mr. Tucker’s appointment, a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Jack in the Box Inc. dated March 31, 2025

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JACK IN THE BOX INC.

March 31, 2025	/s/ Dawn Hooper
Dawn Hooper
Interim Principal Financial Officer